UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2013

Astrotech Corporation

(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650, Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 485-9530

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

On April 26, 2013, Astrotech Corporation (the “Company”) convened its annual meeting of shareholders, pursuant to notice duly given, at 221 West 6th Street, 21st Floor in Austin, TX. The matters voted upon at the meeting and the results of such voting are set forth below:

1. To elect six directors to the Board of Directors of the Company to serve for the respective terms prescribed by the Company’s bylaws. All director nominees were duly elected.

	FOR	WITHHELD	BROKER
			NON-VOTES
Thomas B. Pickens III	7,966,126	2,706,860	5,711,679
Mark E. Adams	7,716,717	2,956,269	5,711,679
John A. Oliva	8,026,260	2,646,726	5,711,679
Sha-Chelle Manning	8,028,770	2,644,216	5,711,679
William F. Readdy	9,102,209	1,570,777	5,711,679
Daniel T. Russler, Jr.	8,029,535	2,643,451	5,711,679

2. To ratify the appointment of Ernst & Young, LLP as independent registered public accounting firm for the Company’s fiscal year ending June 30, 2013. This proposal was approved.

FOR	AGAINST	ABSTAIN

16,003,366	97,732	283,567

3. To conduct an advisory vote on our executive compensation (the “Say-on-Pay” vote). This proposal was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

9,489,455	1,102,979	80,551	5,711,680

4. To conduct an advisory vote on the frequency of future Say-on-Pay votes (the “Say-on-Frequency” vote).

Based upon the results set forth below, the Board of Directors has determined that advisory votes on executive compensation will be submitted to stockholders every three years until the next required advisory vote on the frequency of shareholder votes on executive compensation.

1 Year	2 Years	3 Years	ABSTAIN	BROKER NON-VOTES

4,275,365	288,041	6,042,819	66,760	5,711,680

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

99.1

Press release, dated May 1, 2013, issued by Astrotech Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION

Date: May 1, 2013	By:	/s/ Thomas B. Pickens III
Name: Thomas B. Pickens III
Title: Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press release, dated May 1, 2013, issued by Astrotech Corporation.	E

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